Exhibit 99.1

SB Financial Group Announces First Quarter 2024 Results

DEFIANCE, OH, April 18, 2024 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the first quarter and ended March 31, 2024.

First Quarter 2024 Highlights Over the First Quarter Prior Year Include:

●	Net income of $2.4 million down 3.3 percent from $2.5 million in the same quarter last year. Diluted Earnings Per Share (“EPS”) remained steady at $0.35.

●	Net interest income totaled $9.2 million, a 11.1 percent decrease from the $10.3 million reported in the first quarter of the prior year.

●	Loan growth saw an increase to $991.6 million, up by $15.2 million or 1.6 percent from the $976.3 million in the first quarter of the previous year.

●	Nonperforming assets improved to 0.22 percent of total assets, down from 0.30 percent in the same quarter of the prior year.

Trailing Twelve Months Ended March 31, 2024 Highlights Compared to the Prior Year Include:

●	EPS was $1.75 for the twelve months ended March 2024, an increase of 1.7 percent from the prior twelve months of $1.72.

●	Total deposits were $1.112 billion at the end of March 2024, representing a marginal increase of 0.2 percent from $1.110 billion at the end of March 2023.

●	Mortgage origination volume was $209.1 million for the trailing twelve months, with a servicing portfolio of $1.37 billion, which increased by 2.1 percent from the prior year.

Earnings Highlights	Three Months Ended
($ in thousands, except per share & ratios)	Mar. 2024	Mar. 2023	% Change
Operating revenue	$13,131	$13,990	-6.1%
Interest income	15,300	13,824	10.7%
Interest expense	6,120	3,500	74.9%
Net interest income	9,180	10,324	-11.1%
Provision for credit losses	-	250	-100.0%
Noninterest income	3,951	3,666	7.8%
Noninterest expense	10,282	10,773	-4.6%
Net income	2,368	2,450	-3.3%
Earnings per diluted share	0.35	0.35	0.0%
Return on average assets	0.71%	0.73%	-2.7%
Return on average equity	7.70%	8.22%	-6.3%

“SB Financial Group has demonstrated operational resilience and a keen strategic focus amid the challenging economic conditions during the quarter ended March 31, 2024,” stated Mark A. Klein, Chairman, President, and CEO. “Despite a marginal decline in net income from $2.5 million last year to $2.4 million, our operational adaptability ensured solid profitability, with diluted earnings per share consistently at $0.35. This consistency reflects our unwavering commitment to shareholder value even as we navigate through economic headwinds.”

“Our loan portfolio expanded to $991.6 million, an increase of $15.2 million, underscoring our disciplined approach to growth and the deep trust our clients place in us. Despite broader market challenges, our deposit base remained stable at $1.11 billion, showcasing our effective management and the enduring strength of our customer relationships. We maintained a conservative risk profile, with notable improvements in asset quality and no significant charge-offs,” Mr. Klein noted.

RESULTS OF OPERATIONS

Consolidated Revenue

In the first quarter of 2024, SB Financial Group’s total operating revenue, encompassing net interest income before provision for credit losses and noninterest income, faced significant economic headwinds. Our operating revenue saw a decline of 6.1 percent from the prior year quarter and 13.1 percent from the linked quarter. Although robust, net interest income decreased by 11.1 percent compared to the same period last year, primarily due to increased deposit and funding costs. This also contributed to a 38 basis-point reduction in our net interest margin 1Q 2024 compared to 1Q2023.

Noninterest income, however, showed a positive trajectory, increasing by 7.8 percent from the same quarter last year. This growth was significantly bolstered by a 30.4 percent increase in gains from the sale of mortgages and OMSR. Additionally, mortgage loan servicing fees saw a substantial increase of 25.5 percent. These gains, along with steady customer service fees, built a solid revenue foundation. Despite these strengths, we observed a downturn in revenues from wealth management and title insurance, illustrating the varied performance across our noninterest income streams.

Amid these variances, our strategic focus remains firm. We are dedicated to maintaining a balanced revenue portfolio and dynamically adjusting our strategies to effectively respond to the economic environment. This approach is vital for continuing to create value for our clients and shareholders and demonstrates our commitment to navigating cyclical economic challenges with resilience and foresight.

Mortgage Loan Business

Mortgage loan originations for the first quarter of 2024 totaled $42.9 million, experiencing a contraction from the $49.4 million recorded in the same quarter of the previous year. This downturn reflects the cooling trends within the housing market, indicative of broader economic shifts. Despite this challenging environment, SB Financial Group’s strategic agility was evident, with mortgage sales climbing to $36.6 million, or 85 percent of production. This represents an increase of $10.8 million, or approximately 41.9 percent, from the $25.8 million recorded in the prior year quarter, showcasing our ability to capitalize on opportunities within the purchase market.

For this quarter, our mortgage banking net revenue stood at $1.5 million, demonstrating solid performance and an improvement of $0.2 million, or 20.3 percent, from the prior year. This growth, indicative of the robustness of our mortgage servicing operations, is further underscored by the consistent expansion of our servicing portfolio, which grew by 2.0 percent compared to the prior year period, reaching $1.37 billion.

“In a period marked by variable interest rates and a cautious market, SB Financial Group’s mortgage banking sector has continued to demonstrate resilience,” said Mr. Klein. “The upward trend in mortgage sales, despite a decrease in originations, attests to our team’s market presence and strong brand. Our increased net mortgage banking revenue and the expansion of our servicing portfolio reflect our ongoing commitment to this business line.”

Mortgage Banking ($ in thousands)	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Prior Year Growth
Mortgage originations	$42,912	$39,566	$61,200	$65,387	$49,366	$(6,454)
Mortgage sales	36,623	33,362	54,085	47,933	25,803	10,820
Mortgage servicing portfolio	1,371,713	1,366,667	1,367,209	1,353,904	1,344,158	27,555
Mortgage servicing rights	14,191	13,906	13,893	13,723	13,548	643

Revenue
Loan servicing fees	763	855	850	844	844	(81)
OMSR amortization	(273)	(282)	(334)	(334)	(292)	19
Net administrative fees	490	573	516	510	552	(62)
OMSR valuation adjustment	181	(12)	(78)	(16)	56	125
Net loan servicing fees	671	561	438	494	608	63
Gain on sale of mortgages	781	747	1,207	1,056	599	182
Mortgage banking revenue, net	$1,452	$1,308	$1,645	$1,550	$1,207	$245

Noninterest Income and Noninterest Expense

For the first quarter of 2024, noninterest income at SB Financial Group surged to $4.0 million, marking a 7.8% increase from the $3.7 million recorded in the prior year quarter. This notable growth is primarily attributable to our strategic initiatives, including enhanced gain-on-sale yields from mortgage loans and higher recapture of servicing rights, which significantly contributed to our financial performance. Additionally, customer service fees rose by $55,000, or 6.7 percent, further reinforcing our strategic focus in this area.

Noninterest expenses for the first quarter were reported at $10.3 million, a reduction of 4.6 percent from the previous year’s $10.8 million. This decrease demonstrates our commitment to reducing costs and enhancing operational efficiency, even in a complex and challenging economic environment.

“Our noninterest income has shown consistent growth compared to the same period last year.” commented Mr. Klein. “The gains from both mortgage and mortgage servicing fees have been significant, reflecting our agility and expertise in capitalizing on favorable market conditions. On the expense front, we continued to reduce our noninterest expenses, reflecting a diligent and calculated approach to cost management. Our ongoing efforts are focused on maintaining an efficient operational structure, paramount in delivering sustained value to our stakeholders.”

Noninterest Income/Noninterest Expense ($ in thousands, except ratios)	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Prior Year Growth
Noninterest Income (NII)	$3,951	$5,531	$4,163	$4,361	$3,666	$285
NII / Total Revenue	30.1%	36.6%	30.4%	30.7%	26.2%	3.9%
NII / Average Assets	1.2%	1.7%	1.2%	1.3%	1.1%	0.1%
Total Revenue Growth	-6.1%	3.4%	-5.3%	-0.5%	-2.0%	-6.1%

Noninterest Expense (NIE)	$10,282	$10,369	$10,481	$10,339	$10,773	$(491)
Efficiency Ratio	78.2%	68.4%	76.4%	72.7%	76.9%	1.3%
NIE / Average Assets	3.1%	3.1%	3.1%	3.1%	3.2%	-0.1%
Net Noninterest Expense/Avg. Assets	-1.9%	-1.4%	-1.9%	-1.8%	-2.1%	0.2%
Total Expense Growth	-4.6%	1.0%	0.9%	-4.3%	-0.8%	-4.6%

Balance Sheet

As of March 31, 2024, SB Financial Group has continued to exhibit financial stability, with total assets amounting to $1.34 billion, reflecting a marginal year-over-year decrease of 0.39 percent. Our loan portfolio, which notably surpassed the $1 billion mark in the linked quarter, adjusted to $991.6 million for the first quarter of 2024. Despite this slight retraction, the total loans have increased by $15.2 million, or 1.6 percent compared to the prior year, demonstrating our commitment to prudent lending and strategic asset management amid evolving economic conditions. Additionally, our cash and cash equivalents have been increasing, providing enhanced liquidity and further stabilizing our financial base.

Shareholders’ equity has slightly contracted by 0.5 percent to $123.7 million compared to the linked quarter. However, the 3.3% growth, year-over-year, is a positive testament to our ongoing efforts to enhance value for our shareholders.

Mark Klein, remarked, “As we navigate the first quarter of 2024, SB Financial Group remains committed to a disciplined approach to growth, ensuring robust asset quality and maintaining a formidable loan portfolio. Despite a competitive landscape, our loan portfolio has demonstrated resilience, underlining the effectiveness of our relationship-driven lending strategy. This performance is anchored by our dedication to our shareholders, as evidenced by the annual increase in our dividend payout. We are poised to continue capitalizing on strategic opportunities to further strengthen our financial position and deliver sustained shareholder value.”

Loan Balances ($ in thousands, except ratios)	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Annual Growth
Commercial	$120,016	$126,716	$120,325	$123,226	$126,066	$(6,050)
% of Total	12.1%	12.7%	12.2%	12.5%	12.9%	-4.8%
Commercial RE	429,362	424,041	421,736	417,412	419,024	10,338
% of Total	43.3%	42.4%	42.6%	42.4%	42.9%	2.5%
Agriculture	62,365	65,659	60,928	58,222	57,761	4,604
% of Total	6.3%	6.6%	6.2%	5.9%	5.9%	8.0%
Residential RE	314,668	318,123	320,306	321,365	309,684	4,984
% of Total	31.7%	31.8%	32.4%	32.6%	31.7%	1.6%
Consumer & Other	65,141	65,673	65,726	64,599	63,777	1,364
% of Total	6.6%	6.6%	6.6%	6.6%	6.5%	2.1%
Total Loans	$991,552	$1,000,212	$989,021	$984,824	$976,312	$15,240
Total Growth Percentage						1.6%

Deposit Balances ($ in thousands, except ratios)	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Annual Growth
Non-Int DDA	$219,395	$228,713	$224,182	$218,411	$237,175	$(17,780)
% of Total	19.7%	21.4%	20.7%	20.4%	21.4%	-7.5%
Interest DDA	169,171	166,413	174,729	170,282	188,497	(19,326)
% of Total	15.2%	15.5%	16.1%	15.9%	17.0%	-10.3%
Savings	244,157	216,965	226,077	225,065	227,974	16,183
% of Total	21.9%	20.3%	20.8%	21.0%	20.5%	7.1%
Money Market	221,362	202,605	216,565	217,681	222,203	(841)
% of Total	19.9%	18.9%	20.0%	20.3%	20.0%	-0.4%
Time Deposits	258,257	255,509	243,766	239,717	234,295	23,962
% of Total	23.2%	23.9%	22.5%	22.4%	21.1%	10.2%
Total Deposits	$1,112,342	$1,070,205	$1,085,319	$1,071,156	$1,110,144	$2,198
Total Growth Percentage						0.2%

Asset Quality

SB Financial Group has consistently prioritized exceptional asset quality, a commitment that has remained steadfast through the first quarter of 2024. As of March 2024, our reports showcase a robust position, with nonperforming loans constituting a mere 0.25% of total loans—a clear testament to the enduring strength and soundness of our lending practices. This represents a significant improvement, with a 10 basis point reduction from the previous year, which reported nonperforming loans at 0.35% of total loans.

Significantly, the allowance for credit losses to nonperforming loans ratio has reached a strong 643 percent. This not only emphasizes our proactive and preemptive measures in managing asset quality but also exceeds the performance benchmark set in the previous year. This ratio reflects our structured approach to risk management, which is aligned with the Current Expected Credit Loss (CECL) methodology, ensuring we remain well-prepared for any contingencies.

Furthermore, the net loan charge-offs to average loans ratio, annualized at 0.02%, underlines our effective handling of loan repayments and the high quality of our credit portfolio. With such solid metrics, we continue to uphold our strong reputation for risk management and credit excellence.

Mark A. Klein, Chairman, President, and CEO of SB Financial, noted, “Our commitment to asset quality is unwavering and clearly evident in our first-quarter performance. The strength of our loan portfolio is reflected in the low percentage of nonperforming loans and a substantial allowance for potential credit losses, demonstrating our vigilant approach to asset management and our resilience in the face of economic variables.”

Nonperforming Assets						Annual
($ in thousands, except ratios)	Mar. 2024	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Change
Commercial & Agriculture	$897	$748	$717	$170	$185	$712
% of Total Com./Ag. loans	0.49%	0.39%	0.40%	0.09%	0.10%	384.9%
Commercial RE	49	168	222	192	199	(150)
% of Total CRE loans	0.01%	0.04%	0.05%	0.05%	0.05%	-75.4%
Residential RE	1,295	1,690	2,182	2,266	2,742	(1,447)
% of Total Res. RE loans	0.41%	0.53%	0.68%	0.71%	0.89%	-52.8%
Consumer & Other	193	212	208	282	270	(77)
% of Total Con./Oth. loans	0.30%	0.32%	0.32%	0.44%	0.42%	-28.5%
Total Nonaccruing Loans	2,434	2,818	3,329	2,910	3,396	(962)
% of Total loans	0.25%	0.28%	0.34%	0.30%	0.35%	-28.3%
Foreclosed Assets and Other Assets	510	511	629	625	650	(140)
Total Change (%)						-21.5%
Total Nonperforming Assets	$2,944	$3,329	$3,958	$3,535	$4,046	$(1,102)
% of Total assets	0.22%	0.25%	0.30%	0.26%	0.30%	-27.24%

Webcast and Conference Call

The Company will hold the first quarter 2024 earnings conference call and webcast on April 19, 2024, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices: 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

In May 2023, SB Financial was valued #163 on the American Banker Magazine’s list of top 200 publicly traded Community Bank and Thrifts based on three-year average return on equity.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in thousands)	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$26,602	$22,965	$19,049	$20,993	$21,625
Interest bearing time deposits	2,417	1,535	1,180	1,180	1,380
Available-for-sale securities	213,239	219,708	212,768	227,996	237,607
Loans held for sale	4,730	2,525	3,206	5,684	5,592
Loans, net of unearned income	991,552	1,000,212	989,021	984,824	976,312
Allowance for credit losses	(15,643)	(15,786)	(15,790)	(15,795)	(15,442)
Premises and equipment, net	20,985	21,378	21,934	22,230	22,621
Federal Reserve and FHLB Stock, at cost	6,512	7,279	6,261	7,634	6,054
Foreclosed assets and other assets	510	511	629	625	650
Interest receivable	4,584	4,657	4,457	4,079	3,926
Goodwill	23,239	23,239	23,239	23,239	23,239
Cash value of life insurance	30,103	29,121	29,291	29,183	29,024
Mortgage servicing rights	14,191	13,906	13,893	13,723	13,548
Other assets	12,991	11,999	17,336	15,840	15,157
Total assets	$1,336,012	$1,343,249	$1,326,474	$1,341,435	$1,341,293

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$219,395	$228,713	$224,182	$218,411	$237,175
Interest bearing demand	169,171	166,413	174,729	170,282	188,497
Savings	244,157	216,965	226,077	225,065	227,974
Money market	221,362	202,605	216,565	217,681	222,203
Time deposits	258,257	255,509	243,766	239,717	234,295
Total deposits	1,112,342	1,070,205	1,085,319	1,071,156	1,110,144

Short-term borrowings	12,916	13,387	16,519	21,118	15,998
Federal Home Loan Bank advances	35,000	83,600	59,500	81,300	44,500
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,654	19,642	19,630	19,618	19,606
Interest payable	2,772	2,443	2,216	1,866	1,441
Other liabilities	19,295	19,320	20,632	18,401	19,535
Total liabilities	1,212,289	1,218,907	1,214,126	1,223,769	1,221,534

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	14,978	15,124	15,037	15,154	14,953
Retained earnings	109,938	108,486	105,521	103,725	101,548
Accumulated other comprehensive loss	(31,547)	(29,831)	(39,517)	(32,894)	(29,671)
Treasury stock	(30,965)	(30,756)	(30,012)	(29,638)	(28,390)
Total shareholders’ equity	123,723	124,342	112,348	117,666	119,759

Total liabilities and shareholders’ equity	$1,336,012	$1,343,249	$1,326,474	$1,341,435	$1,341,293

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended
	March	December	September	June	March
($ in thousands, except per share & ratios)	2024	2023	2023	2023	2023
Interest income
Loans
Taxable	$13,547	$13,438	$13,128	$12,715	$12,126
Tax exempt	123	124	122	121	116
Securities
Taxable	1,593	1,526	1,507	1,524	1,535
Tax exempt	37	38	39	46	47
Total interest income	15,300	15,126	14,796	14,406	13,824

Interest expense
Deposits	5,090	4,398	4,194	3,538	2,578
Repurchase agreements & other	34	39	16	9	10
Federal Home Loan Bank advances	613	720	666	664	553
Trust preferred securities	188	191	189	172	164
Subordinated debt	195	194	195	194	195
Total interest expense	6,120	5,542	5,260	4,577	3,500

Net interest income	9,180	9,584	9,536	9,829	10,324

Provision for credit losses	-	(74)	(6)	145	250

Net interest income after provision for loan losses	9,180	9,658	9,542	9,684	10,074

Noninterest income
Wealth management fees	865	838	837	940	917
Customer service fees	880	844	863	871	825
Gain on sale of mtg. loans & OMSR	781	747	1,207	1,056	599
Mortgage loan servicing fees, net	671	561	438	494	608
Gain on sale of non-mortgage loans	10	177	10	218	24
Title insurance revenue	266	378	429	455	373
Net gain on sales of securities	-	1,453	-	-	-
Gain (loss) on sale of assets	-	16	-	15	(11)
Other	478	517	379	312	331
Total noninterest income	3,951	5,531	4,163	4,361	3,666

Noninterest expense
Salaries and employee benefits	5,352	5,652	5,491	5,721	5,913
Net occupancy expense	769	746	764	802	784
Equipment expense	1,077	1,027	1,068	1,002	981
Data processing fees	769	680	648	685	646
Professional fees	758	926	623	612	863
Marketing expense	197	182	189	213	198
Telephone and communication expense	105	132	124	124	121
Postage and delivery expense	97	167	100	78	87
State, local and other taxes	245	285	218	218	228
Employee expense	178	146	141	156	188
Other expenses	735	426	1,115	728	764
Total noninterest expense	10,282	10,369	10,481	10,339	10,773

Income before income tax expense	2,849	4,820	3,224	3,706	2,967
Income tax expense	481	937	537	631	517
Net income	$2,368	$3,883	$2,687	$3,075	$2,450

Common share data:
Basic earnings per common share	$0.35	$0.58	$0.40	$0.45	$0.35
Diluted earnings per common share	$0.35	$0.57	$0.39	$0.44	$0.35

Average shares outstanding (in thousands):
Basic:	6,715	6,748	6,791	6,847	6,933
Diluted:	6,723	6,851	6,878	6,910	7,008

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

	At and for the Three Months Ended
($ in thousands, except per share & ratios)	March	December	September	June	March
SUMMARY OF OPERATIONS	2024	2023	2023	2023	2023
Net interest income	$9,180	$9,584	$9,536	$9,829	$10,324
Tax-equivalent adjustment	43	43	43	44	43
Tax-equivalent net interest income	9,223	9,627	9,579	9,873	10,367
Provision for credit loss	-	(74)	(6)	145	250
Noninterest income	3,951	5,531	4,163	4,361	3,666
Total operating revenue	13,131	15,115	13,699	14,190	13,990
Noninterest expense	10,282	10,369	10,481	10,339	10,773
Pre-tax pre-provision income	2,849	4,746	3,218	3,851	3,217
Pretax income	2,849	4,820	3,224	3,706	2,967
Net income	2,368	3,883	2,687	3,075	2,450

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.35	0.58	0.40	0.45	0.35
Diluted earnings per share	0.35	0.57	0.39	0.44	0.35
Common dividends	0.135	0.135	0.130	0.130	0.125
Book value per common share	18.46	18.50	16.59	17.30	17.37
Tangible book value per common share (TBV)	14.93	14.98	13.09	13.81	13.93
Market price per common share	13.78	15.35	13.50	12.62	14.13
Market price to TBV	92.3%	102.5%	103.1%	91.4%	101.4%
Market price to trailing 12 month EPS	7.9	8.8	8.0	7.1	8.2

PERFORMANCE RATIOS:
Return on average assets (ROAA)	0.71%	1.17%	0.80%	0.91%	0.73%
Pre-tax pre-provision ROAA	0.85%	1.43%	0.96%	1.14%	0.96%
Return on average equity	7.70%	13.23%	9.25%	10.32%	8.22%
Return on average tangible equity	9.53%	16.57%	11.62%	12.89%	10.26%
Efficiency ratio	78.17%	68.44%	76.34%	72.71%	76.85%
Earning asset yield	4.97%	4.89%	4.78%	4.61%	4.49%
Cost of interest bearing liabilities	2.55%	2.33%	2.18%	1.90%	1.46%
Net interest margin	2.98%	3.10%	3.08%	3.15%	3.35%
Tax equivalent effect	0.01%	0.01%	0.01%	0.01%	0.02%
Net interest margin, tax equivalent	2.99%	3.11%	3.09%	3.16%	3.37%
Non interest income/Average assets	1.19%	1.67%	1.24%	1.30%	1.10%
Non interest expense/Average assets	3.08%	3.12%	3.13%	3.07%	3.23%
Net noninterest expense/Average assets	-1.90%	-1.46%	-1.89%	-1.78%	-2.13%

ASSET QUALITY RATIOS:
Gross charge-offs	66	5	12	32	69
Recoveries	9	1	7	10	8
Net charge-offs	57	4	5	22	61
Nonperforming loans/Total loans	0.25%	0.28%	0.34%	0.30%	0.35%
Nonperforming assets/Loans & OREO	0.30%	0.33%	0.40%	0.36%	0.41%
Nonperforming assets/Total assets	0.22%	0.25%	0.30%	0.26%	0.30%
Allowance for credit loss/Nonperforming loans	642.69%	560.18%	474.32%	542.78%	454.71%
Allowance for credit loss/Total loans	1.58%	1.58%	1.60%	1.60%	1.58%
Net loan charge-offs/Average loans (ann.)	0.02%	0.00%	0.00%	0.01%	0.03%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	89.14%	93.46%	91.13%	91.94%	87.94%
Equity/ Assets	9.26%	9.26%	8.47%	8.77%	8.93%
Tangible equity/Tangible assets	7.63%	7.63%	6.81%	7.13%	7.29%
Common equity tier 1 ratio (Bank)	13.84%	13.42%	13.56%	13.18%	13.44%

END OF PERIOD BALANCES
Total assets	1,336,012	1,343,249	1,326,474	1,341,435	1,341,293
Total loans	991,552	1,000,212	989,021	984,824	976,312
Deposits	1,112,342	1,070,205	1,085,319	1,071,156	1,110,144
Shareholders equity	123,723	124,342	112,348	117,666	119,759
Goodwill and intangibles	23,646	23,662	23,687	23,710	23,732
Tangible equity	100,077	100,680	88,661	93,956	96,027
Mortgage servicing portfolio	1,371,713	1,366,667	1,367,209	1,353,904	1,344,158
Wealth/Brokerage assets under care	525,517	501,829	478,236	499,255	518,009
Total assets under care	3,233,242	3,211,745	3,171,919	3,194,594	3,203,460
Full-time equivalent employees	245	251	252	253	255
Period end common shares outstanding	6,702	6,720	6,773	6,803	6,894
Market capitalization (all)	92,359	103,147	91,437	85,857	97,419

AVERAGE BALANCES
Total assets	1,333,236	1,327,415	1,339,870	1,346,010	1,335,056
Total earning assets	1,230,736	1,236,165	1,239,145	1,248,813	1,232,018
Total loans	993,310	992,337	989,089	988,348	970,813
Deposits	1,091,803	1,084,939	1,095,414	1,100,344	1,098,935
Shareholders equity	123,058	117,397	116,165	119,177	119,237
Goodwill and intangibles	23,654	23,675	23,698	23,721	23,743
Tangible equity	99,404	93,722	92,467	95,456	95,494
Average basic shares outstanding	6,715	6,748	6,791	6,847	6,933
Average diluted shares outstanding	6,723	6,851	6,878	6,910	7,008

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

  For the Three Months Ended Mar. 31, 2024 and 2023

	Three Months Ended Mar. 31, 2024			Three Months Ended Mar. 31, 2023
	Average		Average	Average		Average
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities/cash	$230,981	$1,593	2.76%	$253,449	$1,535	2.42%
Nontaxable securities	6,445	37	2.30%	7,756	47	2.42%
Loans, net	993,310	13,670	5.50%	970,813	12,242	5.04%
Total earning assets	1,230,736	15,300	4.97%	1,232,018	13,824	4.49%
Cash and due from banks	4,512			11,067
Allowance for loan losses	(15,830)			(14,763)
Premises and equipment	21,281			22,858
Other assets	92,537			83,876
Total assets	$1,333,236			$1,335,056

Liabilities
Savings, MMDA and interest bearing demand	$605,243	$2,525	1.67%	$643,081	$1,285	0.80%
Time deposits	258,592	2,565	3.97%	214,978	1,293	2.41%
Repurchase agreements & other	15,993	34	0.85%	18,618	10	0.21%
Advances from Federal Home Loan Bank	51,030	613	4.81%	49,177	553	4.50%
Trust preferred securities	10,310	188	7.29%	10,310	164	6.36%
Subordinated debt	19,646	195	3.97%	19,598	195	3.98%
Total interest bearing liabilities	960,814	6,120	2.55%	955,762	3,500	1.46%
Non interest bearing demand	227,968	-		240,876	-
Total funding	1,188,782		2.06%	1,196,638		1.17%
Other liabilities	21,396			21,347
Total liabilities	1,210,178			1,217,985
Equity	123,058			117,071
Total liabilities and equity	$1,333,236			$1,335,056

Net interest income		$9,180			$10,324

Net interest income as a percent of average interest-earning assets - GAAP measure			2.98%			3.35%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			2.99%			3.37%

	Three Months Ended
Non-GAAP reconciliation ($ in thousands, except per share & ratios)	Mar. 31, 2024	Mar. 31, 2023

Total Operating Revenue	$13,131	$13,990
Adjustment to (deduct)/add OMSR recapture/impairment *	(181)	(56)
Adjusted Total Operating Revenue	12,950	13,934

Income before Income Taxes	2,849	2,967
Adjustment for OMSR *	(181)	(56)
Adjusted Income before Income Taxes	2,668	2,911

Provision for Income Taxes	481	517
Adjustment for OMSR **	(38)	(12)
Adjusted Provision for Income Taxes	443	505

Net Income	2,368	2,450
Adjustment for OMSR *	(143)	(44)
Adjusted Net Income	2,225	2,406

Diluted Earnings per Share	0.35	0.35
Adjustment for OMSR *	(0.02)	(0.01)
Adjusted Diluted Earnings per Share	$0.33	$0.34

Return on Average Assets	0.71%	0.73%
Adjustment for OMSR *	-0.04%	-0.01%
Adjusted Return on Average Assets	0.67%	0.72%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate